As filed with the Securities and Exchange Commission on June 28, 2016

Registration No. 333-211477

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kitov Pharmaceuticals Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	2834	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

One Azrieli Center, Round Building,

Tel Aviv, 6701101

Israel

+972-2-6254124

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Perry Wildes, Adv.	Rick A. Werner, Esq.	Oded Har-Even, Esq. Robert V. Condon, III, Esq	Shy Baranov, Adv.
Gross, Kleinhendler,	Haynes and Boone, LLP	Zysman, Aharoni, Gayer and Sullivan & Worcester LLP	Zysman, Aharoni, Gayer, & Co.
Hodak, Halevy,	30 Rockefeller Plaza,		41-45 Rothschild Blvd. Beit Zion
Greenberg & Co. One Azrieli Center Tel Aviv 67021, Israel Tel: +972 (3) 607-4444	26th Floor New York, New York 10112 (212) 659-7300	1633 Broadway, New York, NY 10019 Tel: (212) 660-5000	Tel Aviv 65784 Israel Tel: +972-3-7955555

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Explanatory Note

Kitov Pharmaceuticals Holdings Lt. (the “Registrant”) is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form F-1 (Registration Statement No. 333-211477) as an exhibits-only filing to file Exhibits 1.4, 1.5 and 4.4 and restate the list of exhibits set forth in Item 8 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Part II

Information Not Required in Prospectus

Item 6.            Indemnification of Office Holders (including Directors).

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5738 – 1968 (“Securities Law”) a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent or in connection with a monetary sanction;

•	a monetary liability imposed on him or her in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

•	expenses associated with an Administrative Procedure conducted regarding an office holder, including reasonable litigation expenses and reasonable attorneys’ fees; and

•	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

•	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•	a monetary liability imposed on the office holder in favor of a third party;

•	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and
•	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•	an act or omission committed with intent to derive illegal personal benefit; or

•	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy.

We have entered into agreements with each of our current office holders (other than Mr. Ido Agmon) exculpating them from a breach of their duty of care to us to the fullest extent permitted by law, subject to limited exceptions, and undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including with respect to liabilities resulting from our Registration Statement on Form F-1 filed in connection with our initial public offering in the U.S. during November 2015, to the extent that these liabilities are not covered by insurance. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances. The maximum aggregate amount of indemnification that we may pay to our office holders based on such indemnification agreement is with respect to all permitted indemnification, including in connection with a public offering of our securities, an amount equal to 25% of our shareholders’ equity on a consolidated basis, based on our most recent financial statements made publicly available before the date on which the indemnification payment was made. Such indemnification amounts are in addition to any insurance amounts. Each office holder who agrees to receive this letter of indemnification also gives his approval to the termination of all previous letters of indemnification that we have provided to him or her in the past, if any.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

To our knowledge, other than with respect to the Motion described further in “Legal Proceedings”, there is no pending litigation or proceeding against any of our office holders as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.

Item 7.            Recent Sales of Unregistered Securities.

The following is a summary of transactions during the three years preceding this offering, involving offers and sales of our securities which, unless otherwise indicated, took place outside the United States and were not registered under the Securities Act:

On March 3, 2014, we issued 2,211,450 ordinary shares, in exchange for NIS 17.25 million (approximately $4.9 million based on the representative rate of exchange on the date of closing, March 3, 2014) in a public offering on the Tel Aviv Stock Exchange pursuant to a prospectus we filed with the Israel Securities Authority. As part of the offering, we committed to our shareholders that we would initiate a rights offering to all existing shareholders. The specific terms of the rights offering were not described in the prospectus.

On April 1, 2014, we issued in Israel 157,783 ordinary shares to Dexcel pursuant to the Development Services Agreement with Dexcel. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

On May 28, 2014, we published a prospectus for a rights offering under which each shareholder received, at no cost, one Series 1 TASE traded warrant for each ten ordinary shares held by such shareholder. No consideration was received by us in connection with the issuance of the warrants. The aggregate number of Series 1 TASE traded warrants issued was 5,717,074 exercisable into 439,757 ordinary shares. The Series 1 Traded warrants were traded on the Tel Aviv Stock Exchange and expired on June 30, 2015.

On September 3, 2014 we issued 1,548,015 ordinary shares, and 25,156,250 Series 2 TASE traded warrants exercisable into 1,935,019 ordinary shares in exchange for NIS 8.05 million (approximately $2.2 million based on the representative rate of exchange on the date of closing, September 3, 2014) in a public offering on the Tel Aviv Stock Exchange, and on March 30, 2015 we issued additional 24,913,200 Series 2 TASE traded warrants exercisable into1,916,323 ordinary shares under the same terms and conditions. The Series 2 TASE traded warrants were exercisable any time until September 2, 2015 at an exercise price of NIS 5.20 (approximately $1.38) and are traded on the Tel Aviv Stock Exchange. On August 30, 2015, following approval of the extension by the special meetings of our shareholders and our holders of our Series 2 TASE traded warrants on August 16, 2015, the Tel Aviv District courts approved, under Section 350 of the Israeli Companies Law, the extension of the exercise period of the Series 2 TASE traded warrants until March 1, 2016, when they expired.

On March 31, 2015 we issued 6,388,000 ordinary shares and 24,913,200 Series 2 TASE traded warrants exercisable into 1,916,323 ordinary shares, and 3,194,000 Series 3 TASE traded warrants exercisable into 3,194,000 ordinary shares, in exchange for NIS 8.304 million (approximately $2.1 million based on the representative rate of exchange on the date of closing, March 31, 2015) in a public offering on the Tel Aviv Stock Exchange. The Series 3 TASE traded warrants expired on April 30, 2015.

In May 2015, we issued in Israel 597,511 ordinary shares to Dexcel pursuant to the Development Services Agreement with Dexcel. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

On December 24, 2015 we issued in Israel 1,379,060 of our ordinary shares to the former shareholders of Kitov Pharmaceuticals Ltd. as a result of the attainment of milestones as set forth in the 2013 Share Transfer Agreement, and the termination of the non-listed Share Purchase Rights reflecting such milestone shares. For more information on this agreement see “Certain Relationships and Related Party Transactions – Share Transfer Agreement with Kitov Pharmaceuticals" of our 2015 Annual Report of Form 20-F. One of the recipients, Dr. J. Paul Waymack, the chairman of our board of directors, who is the beneficiary holder of 1,103,248 shares issued to a trustee in Israel is a U.S. resident. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

On each of January 20, 2016 and on March 7, 2016, we issued 8,000 ADSs to a vendor of ours located in the U.S. in consideration for services provided to us. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The issued ADSs have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

On May 2, 2016, we issued 9,455 ADSs to a vendor of ours located in the U.S. in consideration for services provided to us. The ADSs were issued on a private placement basis pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The issued ADSs have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

In June 2016, we issued in Israel 3,009,888 ordinary shares to Dexcel pursuant to the Development Services Agreement with Dexcel. The ordinary shares were issued on a private placement basis pursuant to exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The issued shares have not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

As of June 26, 2016, we had 1,833,753 outstanding options under our 2013 Option Plan to purchase an aggregate of 182,393 ordinary shares, of which options to purchase 176,624 shares are exercisable. 1,788,967 of these options are each exercisable into 0.7692 of an ordinary share for an exercise price of between NIS 10.40 (approximately $2.70) and NIS 15.60 (approximately $4.00) per share. The remaining 44,786 options are each exercisable into one ordinary share for an exercise price of NIS 4.00 (approximately $1.03) All the options will be fully vested within three years. These options have expiration dates of between July 2016 and August 2024.

As of June 26, 2016, we had outstanding options under our 2016 Equity Incentive Plan to purchase an aggregate of 1,323,886 ordinary shares, of which no options are presently exercisable. Such options will vest quarterly over a period of 3 years from the grant dates of May 22, 2016; have an exercise price of NIS 0.7884 (approximately $0.20) per ordinary share; and are exercisable for 8 years from the date of grant.

None of the transactions after our initial public offering in Israel used the services of a U.S. underwriter.

Item 8.            Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description

1.1**	Form of Share Purchase Agreement.

1.2**	Form of Letter Agreement with H.C. Wainwright & Co., LLC dated May 20, 2016.

1.3**	Amendment to the Letter Agreement with H.C. Wainwright & Co., LLC dated June 27, 2016.

1.4	Amendment to the Letter Agreement with H.C. Wainwright & Co., LLC dated June 28, 2016.

1.5	Form of Letter Agreement with H.C. Wainwright & Co., LLC and Joseph Gunnar & Co. LLC dated June 28, 2016

3.1	Amended and Restated Articles of Association of the Registrant (included as Exhibit 99.1 to our Form 6-K furnished to the Securities and Exchange Commission on March 3, 2016, and incorporated herein by reference).

3.2	Certificate of Company Name Change (both unofficial English translations from Hebrew) included as part of Exhibit 3.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

3.3**	The Israeli Companies Ordinance Memorandum of Association of the Registrant.

4.1	Form of Deposit Agreement among the Registrant, the Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued hereunder (included as Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).

4.3	Form of Warrant Agent Agreement (included as Exhibit 4.2 to Amendment No. 2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on November 17, 2015, and incorporated herein by reference).

4.4	Form of Letter Amendment to Warrant Agent Agreement

4.5**	Form of Pre-Funded Series B Warrant Agreement

4.6**	Form of Placement Agent Warrant

5.1**	Form of Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares

10.1†	Development Services Agreement, dated as of April 1, 2014, by and between Kitov Pharmaceuticals Holdings Ltd. and Dexcel Ltd. (included as Exhibit 10.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.2	Master Research Services Agreement, dated February 4, 2014, between Kitov Pharmaceuticals Holdings Ltd. and Java Clinical Research Limited (included as Exhibit 10.2 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.3	Change Order Forms under Master Research Services Agreement between Kitov Pharmaceuticals Holdings Ltd. and Java Clinical Research Limited dated March 26, 2014, September 22, 2014, and April 2, 2015 (included as Exhibit 10.3 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.4	Share Transfer Agreement, dated as of April 2, 2013, Kitov Pharmaceuticals Holdings Ltd. (then known as Mainron Line Logisitics Ltd.), Kitov Pharmaceuticals Ltd., the shareholders of Kitov Pharmaceuticals, Sheer Roichman and Haiku Capital Ltd. (included as Exhibit 10.4 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.5	Form of Letter of Exemption adopted on July 2013 (unofficial English translation from Hebrew) (included as Exhibit 10.5 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.6	Form of Letter of Indemnity adopted on July 2013 (unofficial English translation from Hebrew) (included as Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.7	2013 Stock Option Plan, as amended (unofficial English translation from Hebrew) (included as Exhibit 10.7 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.8	Loan Agreement, dated August 12, 2015 between Kitov Pharmaceuticals Holdings Ltd. and certain lenders (included as Exhibit 10.8 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

10.9**	2016 Equity-Based Incentive Plan

21.1	List of subsidiaries of the Registrant (included as Exhibit 21.1 to our Registration Statement on Form F-1 filed with the Securities and Exchange Commission on September 24, 2015, and incorporated herein by reference).

23.1**	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International

23.2**	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)

* To be filed by amendment

** Previously filed

† Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Item 9.            Undertakings.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.	The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, State of Israel on June 28, 2016.

KITOV PHARMACEUTICALS HOLDINGS LTD.

By:	/s/ Isaac Israel
Name: Isaac Israel
Title: Chief Executive Officer

By:	/s/ Simcha Rock
Name: Simcha Rock
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
*	Chairman of the Board of Directors and	June 28, 2016
J. Paul Waymack	Chief Medical Officer

/s/ Isaac Israel	Chief Executive Officer and Director	June 28, 2016
Isaac Israel	(Principal Executive Officer)

/s/ Simcha Rock	Chief Financial Officer and Director	June 28, 2016
Simcha Rock	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	June 28, 2016
Yair Katzir

*	Director	June 28, 2016
Moran Sherf-Blau

*	Director	June 28, 2016
Alain Zeitoun

	Director	June 28, 2016
Ido Agmon

* By: /s/ Simcha Rock Simcha Rock Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in on this 28th day of June 2016.

By:	Puglisi & Associates
Authorized U.S. Representative

	By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director